UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2019 (July 16, 2019)

Bat Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 8.01 Other Events.

On January 18, 2019, Bat Group, Inc. (the “Company”), in its capacity as a nominal defendant, entered into a Stipulation of Settlement (the “Stipulation”) in the shareholder derivative action (the “Derivative Action”) filed in the United States District Court for the Southern District of New York (the “Court”), against certain current and former officers and directors of the Company (the “Individual Defendants”) and against the Company as a nominal defendant. On April 4, 2019, the Court preliminarily approved the Stipulation and settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Derivative Action, subject to further consideration at the settlement hearing to be held on July 11, 2019 at the Court (the “Settlement Hearing”).

On July 16, 2019, the Company received a copy of the final order and judgment that the Court entered on July 11, 2019, approving the settlement set forth in the Stipulation. The Stipulation provides for dismissal of the Derivative Action as to the Company and the Individual Defendants, and the Company agrees to adopt or maintain certain corporate governance reforms for at least three years. The Stipulation also provides for attorneys’ fees and expenses to be paid by the Individual Defendants’ insurance carriers to plaintiffs’ counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAT GROUP, INC.

Date: July 18, 2019	By:	/s/ Jiaxi Gao
	Name:	Jiaxi Gao
	Title:	Chief Executive Officer

2